Exhibit 99.1

For immediate release	For more information:
F. Scott Dueser, Chairman, President & CEO of
First Financial Bankshares, Inc., 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES ELECTION OF JAMES R. GORDON AS CHIEF FINANCIAL OFFICER

ABILENE, Texas, April 24, 2020 – — First Financial Bankshares, Inc. (NASDAQ: FFIN) announced the selection of James R. Gordon as Executive Vice President and Chief Financial Officer to replace J. Bruce Hildebrand upon his previously announced retirement in August 2020. Mr. Hildebrand will assist Mr. Gordon for several months to assure a smooth transition of his responsibilities.

“We are delighted to welcome James to the Company’s executive management team and to Abilene,” said F. Scott Dueser, Chairman, President and CEO. “James’s vast banking, accounting and public company knowledge, experience, and expertise, especially in banks larger than $10 billion will be instrumental in helping us cross the $10 billion threshold.”

Mr. Gordon most recently served as Chief Financial Officer of FB Financial Corporation, a publicly traded bank holding company, based in Nashville, Tennessee. He has extensive banking and public accounting experience. Other banking experience includes Union Planters Corporation, National Commerce Financial Corporation and The South Financial Group. His public accounting experience includes serving as an assurance and advisory services partner with PricewaterhouseCoopers, BDO and HORNE, primarily serving the financial services industry. He is a graduate of The University of Mississippi. He and his wife, Joy, have five children.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 78 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, Cisco, Cleburne, Clyde, College Station, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.